EXHIBIT 31.2

CERTIFICATIONS

I, Jurgen van de Vyver, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Newcourt Acquisition Corp; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 21, 2023

By:	/s/ Jurgen van de Vyver
Jurgen van de Vyver
Chief Financial Officer
(Principal Financial and Accounting Officer)